UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

ONITY GROUP INC.

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ONIT	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement.

On September 30, 2024, Onity Group Inc. (the “Company” or “Onity”) entered into a definitive transaction agreement (the “Transaction Agreement”) with OCW MAV Holdings, LLC (“OMH”), ROF8 OCW Holdings, LLC (“ROF8”), OPPS OCW Holdings, LLC (“OPPS” and together with OMH and ROF8, collectively, the “Oaktree Parties” and each an “Oaktree Party”), MAV Canopy Holdco I, LLC (“Canopy”), and Canopy’s wholly-owned subsidiary, MSR Asset Vehicle LLC (“MAV”). In connection with the Transaction Agreement, the Company also entered into an amendment (the “NPA Amendment”) to the Note and Warrant Purchase Agreement dated February 9, 2021 (the “Onity Notes NPA”) among the Company, OPPS, ROF8 and Oaktree Fund Administration, LLC (“OFA”), in its capacity as collateral agent, pursuant to which in 2021 Onity issued and sold to OPPS and ROF8 $285.0 million aggregate principal amount of senior secured notes due 2027 (the “Onity Notes”) and warrants to purchase an aggregate of 1,446,016 shares of common, representing 12% of Onity’s non-fully diluted shares of common stock then outstanding (the “Warrants”).

The Transaction Agreement and the related ancillary agreements, including the NPA Amendment, provide a framework pursuant to which the Company and the Oaktree Parties intend to consummate a series of transactions related to their interests in Canopy (and indirectly, MAV), their jointly owned vehicle for investing in mortgage servicing rights pertaining to mortgage loans held or securitized by Fannie Mae and Freddie Mac, and the Oaktree Parties’ investments in the Onity Notes and the Warrants.

Redemption Agreement and MAV Sale

Pursuant to, and at the closing of, the Transaction Agreement, Onity, Canopy and OMH will enter into a Redemption Agreement (the “Redemption Agreement”) pursuant to which Canopy will redeem Onity’s 15% ownership interest in Canopy (the “MAV Sale”) for a cash payment equal to 15% of the adjusted book value of Canopy upon closing, plus $15 million, subject to certain adjustments. The total cash proceeds to be received by Onity upon consummation of the MAV Sale are currently expected to be approximately $49 million. The MAV Sale is conditioned upon the consummation of a debt financing that satisfies certain criteria set forth in the Transaction Agreement (a “Debt Financing”), the proceeds of which would be used to refinance all of the outstanding 7.875% Senior Secured Notes due 2026 (the “PMC Notes”) issued by Onity’s wholly-owned subsidiary PHH Mortgage Corporation (“PMC”), followed by, to the extent of any remaining proceeds, to redeem the Onity Notes. The Oaktree Parties have also agreed to participate as an anchor investor in a Debt Financing at different levels depending upon the size and pricing of the financing.

Closing of the MAV Sale is expected to occur during the fourth quarter of 2024 and is subject to the consummation of a Debt Financing, the receipt of necessary regulatory consents and approvals, and other customary closing conditions.

Amendment to Subservicing Agreement

At the closing of the MAV Sale, PMC and MAV will enter into an Amended and Restated Subservicing Agreement (the “Amended SSA”), which will amend and restate the current subservicing agreement between PMC and MAV. Pursuant to the Amended SSA, PMC will continue to subservice the loans underlying the MSRs held by MAV and will continue to receive a per-loan subservicing fee and certain other additional compensation. PMC will have the right to be the exclusive subservicer of all MSRs that MAV currently owns, which had an unpaid principal balance (“UPB”) of $52 billion as of August 31, 2024, for an initial term of five years and for all future MSRs that MAV acquires from PMC and a majority of MAV’s MSR portfolio overall. PMC will have an obligation to provide MAV with a right of first offer for any Fannie Mae and Freddie Mac MSRs that PMC desires to sell that meet certain criteria. The Amended SSA will have an initial five-year term and be subject to automatic one year extensions, unless terminated by mutual agreement of the parties or “for cause” upon the occurrence of certain events specified in the agreement. If either party terminates the Amended SSA for cause, the other party will be required to pay certain fees and costs as set forth in the agreement.

MSR Sale Lockout Period

The Transaction Agreement provides for a six-month lockout during which MAV shall not sell or otherwise transfer any MSRs owned by MAV at the effective date without the prior consent of PMC. Following this initial six-month period, this lockout restriction is subject to reduction in 25% increments (as measured by the unpaid principal balance of such MSRs as of the date of the Transaction Agreement) through the date that is 36 months following the date of the Transaction Agreement. After such date, MAV may freely sell or transfer any MSRs owned by MAV to any third party.

Warrant Amendments

Pursuant to the Transaction Agreement, upon the pricing of a Debt Financing, the Warrants will be amended to provide that upon their exercise the holders of the Warrants can elect the cash exercise option only with the consent of Onity and, without the consent of Onity, the exercise price can only be paid via the net share settlement option. Prior to the effectiveness of the Warrant Amendments, the holders of the Warrants have the option to pay the exercise price either in cash or via net share settlement. Onity will continue to have the option to settle its obligation to issue shares of common stock upon any exercise of the Warrants by issuing and delivering shares of common stock, paying cash in lieu of issuing shares, or a combination of both. The effectiveness of the Warrant Amendments is subject to the pricing of a Debt Financing.

NPA Amendment; Oaktree Parties’ Participation in a Debt Financing

Pursuant to the NPA Amendment, Onity, OFA and the applicable Oaktree Parties have also agreed to amend the terms of the Onity Notes NPA governing the terms of the Onity Notes, all of which are owned by the Oaktree Parties. The NPA Amendment amends the Onity Notes NPA to (i) permit a Debt Financing, (ii) waive the make-whole premium, which is currently due in connection with any optional redemption of the Onity Notes on or prior to March 4, 2026, in connection with the redemptions described in this paragraph and (iii) require Onity to redeem the Onity Notes with the cash proceeds from the following transactions at reduced redemption prices. First, Onity is required to redeem a principal amount of Onity Notes equal to the cash proceeds from the MAV Sale at a redemption price equal to 100% of the principal amount of Onity Notes so redeemed plus accrued interest. Second, Onity is required to redeem a principal amount of Onity Notes equal to (x) any remaining net proceeds from a Debt Financing, after repurchasing, redeeming or defeasing the PMC Notes in full, (y) the cash proceeds from the MAM Asset Acquisition (as described under Item 8.01 below) and the proceeds from any debt financing secured with the assets acquired in the MAM Asset Acquisition, and (z) the cash proceeds from the September 2024 Securitization Transaction (as described under Item 8.01 below), in each case, at a redemption price equal to 102.5% of the principal amount of Onity Notes so redeemed plus accrued interest. Finally, Onity has the option to redeem up to an additional $50.0 million principal amount of Onity Notes prior to December 31, 2024 at a redemption price equal to 102.5% of the principal amount of Onity Notes so redeemed plus accrued interest. The effectiveness of the amendments in the NPA Amendment is subject to the pricing of a Debt Financing.

In return for the Oaktree Parties agreeing to undertake the MAV Sale, participate as an anchor investor in a Debt Financing, amend the Onity Notes NPA to permit a Debt Financing and amend the terms of the redemption provisions of the Oaktree Notes to waive the make-whole premium and make the other changes described above, Onity has agreed to pay Oaktree a transaction fee that is estimated to be up to approximately $16 million depending on the size and pricing of the financing.

Other

The Transaction Agreement may be terminated prior to the consummation of the MAV Sale (i) by mutual agreement of the parties, (ii) by either party, if any governmental approval has been denied or if any governmental authority has enjoined or otherwise prohibited the consummation of the MAV Sale, (iii) subject to certain conditions and cure periods, by either party, upon the breach of the representations, warranties or covenants by the other party or (iv) by either party, subject to certain limitations, if the closing of the MAV Sale has not occurred on or before February 1, 2025 (the “Outside Date”), or thirty (30) days after the Outside Date, if, as of five (5) business days prior to the Outside Date, all conditions, other than the obtaining of any required regulatory consent and approvals, have been satisfied or are reasonably capable of being satisfied on or prior to the Outside Date.

The above description of the Transaction Agreement, including the forms of the Redemption Agreement and the NPA Amendment, is qualified in its entirety by reference to the full text of the such agreements, copies of which are expected to be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

On September 30, 2024, the Company issued a press release announcing the entering into the Transaction Agreement related to the MAV Sale and providing a business update on some of the transactions described in Item 8.01 of this report. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events

MAM Asset Acquisition

As previously reported, on July 26, 2024, Onity and PMC entered into a letter of intent with Waterfall Asset Management, LLC on behalf of certain managed investment funds (collectively “Waterfall”) that own all of the equity of Mortgage Assets Management, LLC (“MAM”), to acquire substantially all of MAM’s assets (including approximately $20 million in cash and Home Equity Conversion Mortgage (“HECM”) reverse mortgage loans and mortgage servicing rights with a projected UPB of approximately $3.0 billion (all of which would be recorded as an asset on Onity’s balance sheet in accordance with GAAP, together with the related HECM Mortgage-Backed Securities borrowings) with an estimated aggregate net asset value of approximately $55 million (such transaction, including the issuance of preferred stock as described below, the “MAM Asset Acquisition”). All of the mortgage assets that will be acquired by PMC pursuant to the MAM Asset Acquisition are currently subserviced by PMC. Onity expects that the cash acquired in the MAM Asset Acquisition, together with proceeds from future debt financing secured by the mortgage assets acquired from MAM, will result in total cash proceeds to Onity of approximately $46 million.

In consideration of the MAM Asset Acquisition, Onity intends to issue to Waterfall shares of a new series of non-convertible, perpetual preferred stock (the “Series B Perpetual Preferred Stock”), with an aggregate liquidation preference of approximately $52.7 million, subject to certain adjustments. It is currently contemplated that each share of Series B Perpetual Preferred Stock would have a liquidation preference of $25.00, plus an amount equal to any accumulated and unpaid dividends thereon. The Series B Perpetual Preferred Stock would accrue cumulative dividends initially at a rate of 7.875% per annum for the first five years, then increasing by 2.5% per annum each year thereafter up to a maximum rate of 15.0% per annum, which dividends will be payable in cash and in arrears on a quarterly basis when, as and if declared by the board of directors of Onity. After a three-year non-call period, Onity would be able to redeem the Series B Perpetual Preferred Stock, in whole or in part, for cash at a redemption price equal to the liquidation preference plus an amount equal to any accumulated and unpaid dividends thereon. If Onity experiences certain kinds of changes of control, it would be required to offer to repurchase all of the shares of Series B Perpetual Preferred Stock at a purchase price equal to 100% of the liquidation preference plus an amount equal to any accumulated and unpaid dividends thereon.

Onity expects to consummate the MAM Asset Acquisition during the fourth quarter of 2024, subject to the completion and execution of final documentation, including an asset purchase agreement, and other customary closing conditions, including necessary consents and approvals from Ginnie Mae, although there can be no assurance that the MAM Asset Acquisition will be consummated on this timing, or at all. Following the closing of the MAM Asset Acquisition, Onity intends to incur approximately $26 million in debt financing secured by the mortgage assets acquired from MAM.

September 2024 Securitization Transaction

On September 13, 2024, PMC consummated the acquisition of reverse mortgage assets from a large financial institution and simultaneously securitized those assets and additional assets from PMC’s own reverse mortgage portfolio. To date these transactions have resulted in gross proceeds to PMC of $46.1 million (such acquisition and securitization transactions, the “September 2024 Securitization Transaction”).

MSR Sale

On September 30, 2024, Onity sold a portfolio of Fannie Mae and Freddie Mac MSRs to a third party. The sale transaction, expected to be completed by close of business September 30, 2024, will result in a $73.4 million reduction of Onity’s MSR debt and the receipt of cash proceeds of approximately $26.5 million which Onity intends to use to pay down corporate debt.

Repurchase and Cancellation of $23.5 Million of PMC Notes

On September 18, 2024, PMC purchased and cancelled $23.5 million aggregate principal amount of its outstanding PMC Notes at a discount to par.

Extension of Rithm Capital Corp. Termination Rights

In May 2022, Onity entered into amendments to its servicing agreements with Rithm Capital Corp. (“Rithm”) to extend their terms to December 31, 2023 and provide for subsequent, automatic one-year renewals, unless Ocwen provides six months’ advance notice of termination (by July 1), or Rithm provides three months’ advance notice of termination (by October 1), among other changes. On September 25, 2024, Onity and Rithm agreed to extend Rithm’s termination rights through October 15, 2024. While Onity strongly desires to continue its servicing arrangements with Rithm, if Rithm elects not to renew the servicing agreements, Onity nonetheless believes that such action would not have a material adverse effect on Onity’s financial condition, results of operations or its ability to service its debt obligations.

Extension of Ginnie Mae’s RBCR Compliance Deadline

As previously disclosed, we are currently implementing actions intended to achieve compliance with Ginnie Mae’s risk-based capital ratio requirements effective on December 31, 2024. On September 26, 2024, Ginnie Mae issued PMC a waiver extending the deadline by which PMC must meet the risk-based capital ratio requirements to May 1, 2025.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K concerning the amendments to the Onity Notes and Warrants held by the Oaktree Parties is incorporated by reference under this Item.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Onity Group Inc. dated September 30, 2024

104	Cover Page Interactive Data File formatted in online XBRL (included as Exhibit 101)

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, but not limited to, statements relating to (i) the anticipated timing of, and estimated cash proceeds to be received from, the MAV Sale, (ii) anticipated amendments to the Onity Notes and the Warrants, (iii) the possibility of a future Debt Financing, (iv) the possibility of a refinancing of the PMC Notes and Onity Notes, (v) the anticipated consummation and timing of the MAM Asset Acquisition, and (vi) timing for the receipt of cash proceeds from an MSR sale expected to close September 30, 2024. None of these transactions have occurred, they are all subject to a number of conditions that must be satisfied before they can occur (some of which are described above in this report), and as a result, there can be no assurance that any or all of these transactions will occur. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including the risks and uncertainties detailed in our reports and filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2023, and current reports and quarterly reports filed with the SEC since such date. Anyone wishing to understand Onity’s business should review our SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONITY GROUP INC.
(Registrant)

Date: September 30, 2024	By:	/s/ Sean B. O’Neil
Sean B. O’Neil
Chief Financial Officer